Exhibit 99.1

Contacts for Republic Services:

Media:	Investors:
Will Flower	Tod Holmes	Chuck Burgess
(954) 769-6392	(954) 769-2387	The Abernathy MacGregor Group
	or	(212) 371-5999
Ed Lang
954) 769-3591
REPUBLIC SERVICES TAKES STEPS TO PREVENT DISRUPTIVE AND
COERCIVE ACQUISITION TACTICS
FORT LAUDERDALE, Fla. (July 28, 2008)—Republic Services, Inc. (NYSE: RSG — News) announced that its Board of Directors has taken steps that are intended to ensure that all Republic stockholders are treated equally in a transaction involving Republic.
Republic has adopted Bylaw amendments intended to provide orderly procedures to regulate the written consent process and to require notice and information about stockholder proposals. Stockholders seeking to act by written consent must request the Republic Board to set a record date for stockholders entitled to consent. The record date must be set within ten days of a request and must be no later than ten days after the Board acts. Absent this Bylaw action could be taken by consent without prior notice to Republic and all of its stockholders.
Republic has also adopted a stockholder rights plan targeted solely at partial accumulations of Republic stock. It would have no effect upon an offer for all shares that is accepted by a majority of the Republic shares unaffiliated with the bidder and it will not apply to the closing of Republic’s planned merger with Allied Waste Industries, Inc.
The stockholder rights plan would penalize anyone acquiring more than 10% (20% in the case of existing 10% holders) of Republic’s common stock, including through derivatives, unless such acquisition was approved by the Republic Board of Directors or such acquisition was in connection with an offer for all of the outstanding shares of Republic common stock for the same consideration. The rights will terminate concurrently with the acquisition of more than 50% of the outstanding shares not owned by the acquiring person in such an offer, provided that the acquiring person irrevocably commits to acquire all remaining untendered shares for the same consideration as in the tender offer as promptly as practicable following completion of the offer.
The rights distribution will be made on August 7, 2008, payable to stockholders of record on that date, and is not taxable to stockholders. The rights plan will expire on July 27, 2009.

Republic also announced today that its Board of Directors has waived Section 203 of the Delaware General Corporation Law with respect to the acquisition by Cascade Investment, L.L.C. and the Bill & Melinda Gates Foundation Trust of up to 20% in the aggregate of the outstanding shares of Republic common stock. Cascade and the Gates Foundation Trust have been long term stockholders of Republic and currently own approximately 15% of Republic’s outstanding shares.
Detailed descriptions of the bylaw amendments and the rights are contained in filings being made by Republic today with the SEC.
Below are questions and answers regarding the steps taken by the Republic Board of Directors.
Q. Do the Bylaw amendments prevent action by written consent?
A. No, the Bylaw amendments are intended to provide orderly procedures to regulate the written consent process.
Q. Does the stockholder rights plan prohibit a tender offer without Board approval?
A. No, the stockholder rights plan does not change in any way the ability of Republic stockholders to accept a tender offer for all shares that a majority of the unaffiliated shares wish to accept.
Q. Why did the Board take these steps? Are they defensive?
A. The Board adopted the Bylaws and rights plan to protect against surprise consent solicitations and partial accumulations in excess of 10% of Republic common stock that could be unfair to stockholders. They will not stop a consent solicitation or have any impact upon an offer that a majority of our stockholders want to accept.
Q. Why did you take the action with respect to Cascade?
A. We took the action at the request of Cascade and the Gates Foundation Trust so they can have the flexibility to acquire up to 20% of Republic’s shares without triggering Delaware’s antitakeover statute. Cascade and the Gates Foundation Trust have been long term stockholders of Republic. There are no other agreements, arrangements or understandings between Republic, on the one hand, and Cascade and the Gates Foundation Trust, on the other.
Q. What, if any, potential impact does the rights plan have on your proposed deal with Allied?
A. The rights plan is intended to prevent third parties from directly or indirectly acquiring large, non-majority positions in Republic stock (including through derivatives) and disrupting our strategic plans.
About Republic Services, Inc.
Republic Services, Inc. is a leading provider of environmental services including solid waste collection, transfer and disposal services in the United States. The company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.

Additional Information and Where to Find It
This communication is being made in respect of the proposed business combination involving Republic and Allied. In connection with the proposed transaction, Republic plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Republic and Allied plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Republic and Allied. INVESTORS AND SECURITY HOLDERS OF REPUBLIC AND ALLIED ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Republic and Allied through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Republic Services, Inc., 110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida, 33301 Attention: Investor Relations or by directing a request to Allied Waste Industries, Inc., 18500 North Allied Way, Phoenix, Arizona 85054, Attention: Investor Relations.
Participants in Solicitation
Republic, Allied and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Republic’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 21, 2008, and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 2, 2008, and information regarding Allied’s directors and executive officers is available in Allied’s Annual Report on Form 10-K, for the year ended December 31, 2007, which was filed with the SEC on February 21, 2008 and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 10, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

Information Regarding Forward-Looking Statements
Certain statements and information included herein constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as will, expects, intends, and similar words. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks, uncertainties, and other factors that may cause actual results to differ materially from expectations expressed in such forward-looking statements, many of which are beyond the control of Republic or Allied. Such risks, uncertainties and other factors include: regulatory and litigation matters and risks, legislative developments, changes in tax and other laws, the effect of changes in general economic conditions, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction, risks that the combined company may not achieve anticipated synergies, risks that the acquisition may not be accretive to earnings in the anticipated time frame, or at all, risks that the combined company may not generate expected cash flows, risks that the anticipated financing may not be secured, as well as risks relating to the business and operations of both Republic and Allied included in their respective filings with the Securities and Exchange Commission. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating our forward-looking statements and are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the parties hereto undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.